23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74269 of The Gymboree Corporation and subsidiaries on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of the Gymboree 401(k) Plan for the year ended December 31, 2002.

By /s/ Deloitte & Touche LLP

San Francisco, California
June 27, 2003